UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2008

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50298
(Commission File Number)

98-0376008
(IRS Employer Identification No.)

2 Elza Street, Jerusalem, Israel 93706
(Address of principal executive offices and Zip Code)

972-54-790-9058
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 29, 2008, we entered into a master service agreement (the “Master Service Agreement”) with OnQ Consulting (“OnQ”), whereby OnQ agreed to carry out clinical research services in South Africa. We will pay OnQ for satisfactory performance of services as agreed to in each project-specific addendum to be attached to the Master Service Agreement attached hereto.

Effective January 18, 2008, we entered into an expense agreement with Leonard Sank (“Sank”), whereby Sank provided and continues to provide management services as a director of our company and we therefore wish to remunerate Sank for expenses incurred by him.

Item 9.01 Financial Statements and Exhibits.

10.1	Master Service Agreement dated January 29, 2008 with OnQ Consulting.
10.2	Form of Expense Agreement dated January 18, 2008 with Leonard Sank.
99.1	News release regarding Master Service Agreement entered into between our company and OnQ Consulting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director

Date: January 31, 2008